Exhibit 99.1

News Announcement

Conference Call:

Today, February 3 at 10:00 a.m. EST

Dial-in numbers:

212/896-6009 or 415/904-7342

Webcast:

www.fulldisclosure.com

Replay information provided below

CONTACT:
William J. Clifford	Joseph N. Jaffoni, Richard Land
Chief Financial Officer	Jaffoni & Collins Incorporated
610/373-2400	212/835-8500 or penn@jcir.com

FOR IMMEDIATE RELEASE

PENN NATIONAL GAMING REPORTS FOURTH QUARTER DILUTED EPS FROM CONTINUING OPERATIONS
THAT EXCEEDS COMPANY’S GUIDANCE

- Establishes 2005 First Quarter and Full Year Guidance -

Wyomissing, Penn., (February 3, 2005) — Penn National Gaming, Inc. (PENN: Nasdaq) today reported record fourth quarter results for the period ended December 31, 2004.

Summary of Q4 and 2004 Results

	Three Months Ended December 31,		Twelve Months Ended December 31,
(In millions, except per-share data)	2004#	2003#	2004#	2003#
Net revenues	$276.7	$257.4	$1,140.7	$1,013.0
EBITDA *	$67.1	$57.8	$283.0	$237.8
Income from continuing operations	$49.9	$41.6	$213.7	$176.5
Net income from continuing operations	$18.8	$13.1	$87.3	$62.2
(Loss) from discontinued operations – HCS Shreveport+	$(2.1)	$(4.2)	$(18.3)	$(13.1)
Income from discontinued operations – Pocono Downs and its OTWs+	$0.2	$0.3	$2.4	$2.4
Net income	$16.9	$9.2	$71.4	$51.5
Diluted earnings per share from continuing operations	$0.44	$0.32	$2.09	$1.54
Diluted (Loss) per share from discontinued operations +	$(0.04)	$(0.09)	$(0.38)	$(0.27)
Diluted earnings per share	$0.40	$0.23	$1.71	$1.27

*    EBITDA is income from continuing operations excluding charges for depreciation and amortization and gain/loss on disposal of assets, and is inclusive of earnings from joint venture.  A reconciliation of net income (GAAP) to EBITDA as well as income from operations (GAAP) to EBITDA, is included in the financial schedules accompanying this release.

+    Hollywood Casino – Shreveport is accounted for as a discontinued operation effective in the second quarter 2004.  As a result of Penn National’s sale of Pocono Downs Racetrack and its affiliated off-track wagering facilities, the Company is accounting for these facilities as discontinued operations effective July 1, 2004.  The income/loss and diluted loss per share figures from discontinued operations are net of taxes.

-more-

#                 In the three months ended December 31, 2004 Penn National Gaming recorded several items that had the net effect of reducing both diluted earnings per share from continuing operations and diluted earnings per share by $0.01.  Without the effect of these items, Penn National would have reported 2004 fourth quarter diluted earnings per share from continuing operations of $0.45 and diluted earnings per share of $0.41.  The table below summarizes these items:

	Three Months Ended December 31, 2004		Twelve Months Ended December 31, 2004
(In millions, except per-share data)	Pre-tax amount of item	After tax diluted EPS effect	Pre-tax amount of item	After tax diluted EPS effect
Charles Town Races & Slots insurance recovery	$1.3	$0.02	$1.3	$0.02
West Virginia tax rebate for racing capital expenditures	$1.5	$0.02	—	—
Reversal of accrual at Casino Rama	$0.4	$0.01	$0.4	$0.01
Loss on early extinguishment of debt for the accelerated principal payments made on credit facility term loans	$(3.8)	$(0.06)	$(3.8)	$(0.06)
Total effect on results from continuing operations	$(0.6)	$(0.01)	$(2.1)	$(0.03)

Commenting on the results, Peter M. Carlino, Chief Executive Officer of Penn National said, “Penn National generated record fourth quarter operating results with our portfolio of regional gaming properties again generating revenues, diluted EPS from continuing operations and EBITDA that exceeded the Company’s guidance.  Results for the quarter were driven by higher year-over-year EBITDA contributions, excluding the items noted above, at six of our eight gaming properties, including the management contract.

“At Charles Town Races & Slots™, the benefit of continued capital investments in the facility resulted in fourth quarter year-over-year EBITDA growth of approximately 20% without the effect of the insurance settlement and tax rebate.  Our second largest property, Hollywood Casino® Aurora, recorded a fourth quarter year-over-year revenue gain of 8% although, as expected, EBITDA declined approximately 7% as the fourth quarter of 2004 was impacted by the Illinois tax increase implemented in the third quarter of 2003.  Our Bay St. Louis property recorded a 12.2% year-over-year decline in EBITDA attributable to the highly competitive regional destination guest segment of its business.

“Reflecting the Company’s strong overall operating trends, Penn National paid down $129.7 million of principal on our credit facility throughout 2004, including $50.0 million in the fourth quarter.

“Penn National was also active during the fourth quarter in charting and advancing its plans for future expansion and financial growth.  The Company has developed the broadest range of growth opportunities in its history including those related to the expansion of existing properties including Charles Town Races & Slots, the proposed development of racinos in Pennsylvania and Maine and the pending acquisition of Argosy Gaming Company which brings with it several prospects for growth through both expansion and development.  Importantly, each of these projects is complex and subject to regulatory approvals, yet all are moving forward on schedule.  Barring unanticipated delays, we currently expect to begin recognizing the financial benefits of the Argosy acquisition and further enhancements at Charles Town later this year.

“To briefly update the status of Penn National’s primary growth catalysts, in Pennsylvania, we have continued to develop and refine our design proposal for a completely new gaming and racing facility at Penn National Race Course.  We have determined that the location, with a population of nearly 900,000 adults within a one hour drive, warrants a larger facility with more amenities and features than originally contemplated.  As such, we now expect the budget to approximate $240 million, inclusive of the $50 million gaming license fee and the purchase of 2,000 slot machines.  We continue to expect the new Penn National Race Course slots facility to open in early 2006 and intend to deploy in Pennsylvania many of the same disciplined project development, management and expansion techniques that have resulted in Charles Town emerging as one of the nation’s premier racinos.

“At Charles Town, we started 2005 strongly as during New Year’s week the facility recorded its first week of gaming revenue in excess of $10 million.  Investment at Charles Town continues and construction will soon be complete allowing for the placement of an additional 200 slot machines in 2005 and 500 slot machines in 2006, bringing the machine count to 4,500 units.  During 2005 we will be constructing a small detached hotel, a new buffet, and an additional parking structure to accommodate 2,700 vehicles.

“In Maine, the state has named a technology provider for the slot monitoring system and last week the legislature conducted hearings on legislation that would enable the state Gambling Control Board to protect the confidentiality of personal and private information and non-public corporate information in the license application process, which will allow Penn National to submit the final pieces of information required to secure an unconditional license to develop Bangor Historic Track and operate approximately 1,500 slot machines.  This will be the State’s first and only gaming facility with an anticipated opening in mid-2006, subject to the required licensing of slot machine distributors and employees, and finalization of rules necessary for slots to become operational, all of which is expected in 2005.

“Throughout 2004, we maintained a very disciplined approach to evaluating acquisition growth opportunities and their potential benefit to Penn National based on several criteria including return on investment, further revenue, geographic and earnings diversification and, most importantly, the potential to enhance shareholder value.  As such, we were delighted to reach an agreement last November to acquire Argosy Gaming as it meets these criteria on each and every level.  Last month, Argosy stockholders voted to approve the transaction and our legal, finance and operations teams are addressing the remaining conditions and regulatory approvals required to complete the acquisition.  With committed financing, we continue to expect the transaction to close in the second half of this year.

“We are initiating preliminary 2005 guidance today based solely on our existing continuing operations and we expect to update this guidance following the completion of the Argosy transaction.”

Financial Guidance

The following table sets forth current guidance targets for continuing operations (e.g. excluding Hollywood Casino – Shreveport and Pocono Downs Racetrack and its affiliated off-track wagering facilities) for the first quarter and full year 2005 based on the following:

•     Although the transaction is expected to be closed in the second half of 2005, there will be no financial contributions from the Argosy Gaming Company properties;

•     The Company will take a non-cash charge of $4.3 million relative to pre-construction activities at Penn National Race Course in the 2005 second quarter.  The after tax effect of the charge is expected to approximate $2.7 million or $0.06 per diluted share;

•     The Company is successful in completing a new debt offering to allow for the tender/call of its existing $200 million principal amount 11 1/8% bonds.

•     The Company will incur approximately $15.6 million in pre-tax charges for the early extinguishment of debt in the 2005 first quarter related to anticipated debt pre-payments and the expected tender/call of the $200 million principal amount 11 1/8% bonds.  The after tax effect of the charge for the early extinguishment of debt is expected to approximate $10.1 million or $0.23 per diluted share;

•     Anticipated results do not include any charges for future or prior stock option grants, although it is expected that the Company will incur such charges, expected to approximate $7.0 million pre-tax, assuming the Company adopts FASB 123R in the third quarter of 2005;

•     The Company will have approximately 43.2 million diluted shares outstanding for 2005;

•     The financial guidance does not reflect the effect of the 2-for-1 split of the Company’s common stock (announced separately today);

•     Charles Town Races & Slots will install an additional 200 gaming devices in the third quarter of 2005;

•     The guidance does not reflect the scheduled sunset on July 1, 2005 of the current state of Illinois gaming tax;

•     The financial guidance does not include a gain on a sale of assets related to the recently completed sale of The Downs Racing and its subsidiaries;

•     The effective tax rate for federal, state and local income taxes for 2005 will be 37.5%; and,

•     There will be no material changes in economic conditions, applicable legislation or regulation, world events or other circumstances beyond our control that may adversely affect the Company’s results of operations.

(in millions, except per share data)	Q1 ‘05E	Q1 ‘04A	FY ‘05E	FY ‘04A
Net revenues	$292.8	$285.4	$1,219.3	$1,140.9
EBITDA*	$70.1	$69.8	$295.5	$283.0
Less depreciation and amortization, gain/loss on disposal of assets, interest expense - net, income taxes, and other expenses	$56.2	$48.7	$201.7	$195.7
Net income from continuing operations	$13.9	$21.1	$93.8	$87.3
Diluted earnings per share from continuing operations	$0.33	$0.52	$2.17	$2.09
After tax diluted earnings per share effect of early extinguishment of debt, Charles Town insurance recovery and Casino Rama reversal	$0.23	—	$0.23	$0.03
Adjusted diluted earnings per share#	$0.56	$0.52	$2.40	$2.12

*                 EBITDA is net income from continuing operations plus depreciation and amortization, gain/loss on disposal of assets, interest expense - net, income taxes, other expense, loss on change in fair value of interest rate swaps and loss on early extinguishment of debt and is inclusive of earnings from joint venture.

#                 Adjusted diluted earnings per share is diluted earnings per share from continuing operations excluding the loss on early extinguishment of debt (Q1 ‘05E, FY ‘05E and FY ‘04A) as well as Charles Town insurance recovery and Casino Rama reversal (FY ‘04A).

PENN NATIONAL GAMING, INC. AND SUBSIDIARIES

Property Information - Continuing Operations

(In thousands) (unaudited)

	REVENUES		EBITDA (1)
	Three Months Ended December 31,
	2004	2003	2004	2003
Charles Town Races	$100,055	$83,802	$29,472	$21,957
Casino Rouge	26,429	25,622	7,808	7,077
Casino Magic – Bay St. Louis	24,071	26,050	4,022	4,584
Boomtown Biloxi – Biloxi	16,607	16,793	3,814	3,069
Bullwhackers	7,781	6,543	862	434
Casino Rama Management Contract	4,327	3,856	4,411	3,578
Penn National Race Course and OTWs	13,206	13,518	439	939
Bangor Historic Track	32	—	(39)	—
Hollywood Casino – Aurora	57,731	53,520	17,041	18,338
Hollywood Casino – Tunica	26,449	27,685	5,117	4,875
Earnings from Pennwood Racing, Inc. (New Jersey)	—	—	337	192
Corporate overhead	—	—	(6,176)	(7,246)
Total	$276,688	$257,389	$67,108	$57,797

	REVENUES		EBITDA (1)
	Twelve Months Ended December 31,
	2004	2003	2004	2003
Charles Town Races	$400,129	$329,147	$114,363	$90,337
Casino Rouge	108,409	106,940	33,763	30,311
Casino Magic – Bay St. Louis	106,236	106,641	20,719	22,418
Boomtown Biloxi – Biloxi	70,391	72,644	15,901	15,285
Bullwhackers	32,035	26,467	4,776	2,674
Casino Rama Management Contract	16,277	13,726	15,485	12,343
Penn National Race Course and OTWs	56,141	58,847	5,055	6,045
Bangor Historic Track	978	—	(219)	—
Hollywood Casino – Aurora (2)	232,584	201,938	69,009	62,926
Hollywood Casino – Tunica (2)	117,509	96,648	25,875	16,769
Earnings from Pennwood Racing, Inc. (New Jersey)	—	—	1,634	1,825
Corporate overhead	—	—	(23,338)	(23,096)
Total	$1,140,689	$1,012,998	$283,023	$237,837

(1)          EBITDA is income from continuing operations excluding charges for depreciation and amortization and gain/loss on disposal of assets, and is inclusive of earnings from joint venture.  EBITDA does not represent net income or cash flows from continuing operations as those terms are defined by generally accepted accounting principles.  EBITDA does not necessarily indicate whether cash flows will be sufficient to fund cash needs.  A reconciliation of net income (GAAP) to EBITDA as well as income from operations (GAAP) to EBITDA, is included in the financial schedules accompanying this release.

(2)          Hollywood Casino – Aurora, Hollywood Casino – Tunica and Hollywood Casino – Shreveport were acquired by Penn National Gaming on March 3, 2003 and accounted for as of March 1, 2003.  As a result of Penn National’s decision not to participate in the bidding process for the sale of Hollywood Casino – Shreveport, the Company is now accounting for this facility as a discontinued operation (effective April 1, 2004). In the twelve months ended December 31, 2003, Hollywood Casino – Aurora revenues were $248.1 million and EBITDA was $75.7 million and Hollywood Casino – Tunica revenues were $113.0 million and EBITDA was $19.3 million.  For the purposes of comparison, the 2003 revenue and EBITDA figures for Hollywood Casino – Aurora and Hollywood Casino – Tunica for two months of the first quarter 2003 (under former ownership) have been restated to conform with Penn National’s presentation.

-reconciliations follow-

Penn National Gaming, 2/3/05

Reconciliation of EBITDA to Net Income (GAAP)

PENN NATIONAL GAMING, INC. AND SUBSIDIARIES

(In thousands) (unaudited)

	Three Months Ended		Twelve Months Ended
	December 31		December 31,
	2004	2003	2004	2003
Total EBITDA	$67,108	$57,797	$283,023	$237,837
Earnings from joint venture	(337)	(192)	(1,634)	(1,825)
Depreciation and amortization	(16,372)	(15,920)	(65,785)	(57,471)
Loss on disposals	(499)	(104)	(1,824)	(2,006)
Income from continuing operations	49,900	41,581	213,780	176,535
Interest expense	(18,130)	(20,106)	(75,720)	(76,616)
Interest income	794	381	2,093	1,649
Earnings from joint venture	337	192	1,634	1,825
Other	404	(1,250)	(392)	(1,899)
(Loss) on change in fair value of interest rate swaps	—	—	—	(527)
(Loss) on early extinguishment of debt	(3,767)	—	(3,767)	(1,310)
Taxes on income	(10,738)	(7,728)	(50,288)	(37,463)
Net income from continuing operations	18,800	13,070	87,340	62,194
(Loss) from discontinued operations, net of taxes	(1,935)	(3,878)	(15,856)	(10,723)
Net income	$16,865	$9,192	$71,484	$51,471

Reconciliation of Income From Operations (GAAP) To EBITDA

PENN NATIONAL GAMING, INC. AND SUBSIDIARIES

Property Information Including Corporate Overhead – Continuing Operations

(In thousands) (unaudited)

Three Months Ended December 31, 2004

	Income from continuing operations	Depreciation and Amortization	(Gain)/loss on disposal of assets	Earnings from joint venture	EBITDA
Charles Town Races	$25,286	$4,181	$5	$—	$29,472
Casino Rouge	5,365	1,901	542	—	7,808
Casino Magic – Bay St. Louis	1,345	2,650	27	—	4,022
Boomtown Biloxi – Biloxi	2,045	1,731	38	—	3,814
Bullwhackers	436	431	(5)	—	862
Casino Rama Management Contract	4,411	—	—	—	4,411
Penn National Race Course and OTWs	52	387	—	—	439
Bangor Historic Track	(81)	42	—	—	(39)
Earnings from Pennwood Racing, Inc.	—	—	—	337	337
Hollywood Casino – Aurora	14,780	2,372	(111)	—	17,041
Hollywood Casino – Tunica	3,189	1,928	—	—	5,117
Corporate overhead	(6,928)	749	3	—	(6,176)
Total	$49,900	$16,372	$499	$337	$67,108

PENN NATIONAL GAMING, INC. AND SUBSIDIARIES

Property Information Including Corporate Overhead – Continuing Operations

(In thousands) (unaudited)

Three Months Ended December 31, 2003

	Income from continuing operations	Depreciation and Amortization	(Gain)/loss on disposal of assets	Earnings from joint venture	EBITDA
Charles Town Races	$17,318	$4,639	$—	$—	$21,957
Casino Rouge	5,362	1,712	3	—	7,077
Casino Magic – Bay St. Louis	2,173	2,393	18	—	4,584
Boomtown Biloxi – Biloxi	1,616	1,369	84	—	3,069
Bullwhackers	131	303	—	—	434
Casino Rama Management Contract	3,578	—	—	—	3,578
Penn National Race Course and OTWs	561	378	—	—	939
Earnings from Pennwood Racing, Inc.	—	—	—	192	192
Hollywood Casino – Aurora	15,693	2,657	(12)	—	18,338
Hollywood Casino – Tunica	3,135	1,740	—	—	4,875
Corporate overhead	(7,986)	729	11	—	(7,246)
Total	$41,581	$15,920	$104	$192	$57,797

PENN NATIONAL GAMING, INC. AND SUBSIDIARIES

Property Information Including Corporate Overhead – Continuing Operations

(In thousands) (unaudited)

Twelve Months Ended December 31, 2004

	Income from continuing operations	Depreciation and Amortization	(Gain)/loss on disposal of assets	Earnings from joint venture	EBITDA
Charles Town Races	$96,031	$18,061	$271	$—	$114,363
Casino Rouge	25,543	7,358	862	—	33,763
Casino Magic – Bay St. Louis	9,996	10,422	301	—	20,719
Boomtown Biloxi – Biloxi	8,739	6,717	445	—	15,901
Bullwhackers	3,206	1,567	3	—	4,776
Casino Rama Management Contract	15,485	—	—	—	15,485
Penn National Race Course and OTWs	3,552	1,503	—	—	5,055
Bangor Historic Track	(351)	132	—	—	(219)
Earnings from Pennwood Racing, Inc.	—	—	—	1,634	1,634
Hollywood Casino – Aurora	59,372	9,773	(136)	—	69,009
Hollywood Casino – Tunica	18,525	7,282	68	—	25,875
Corporate overhead	(26,318)	2,970	10	—	(23,338)
Total	$213,780	$65,785	$1,824	$1,634	$283,023

PENN NATIONAL GAMING, INC. AND SUBSIDIARIES

Property Information Including Corporate Overhead – Continuing Operations

(In thousands) (unaudited)

Twelve Months Ended December 31, 2003

	Income from continuing operations	Depreciation and Amortization	(Gain)/loss on disposal of assets	Earnings from joint venture	EBITDA
Charles Town Races	$72,929	$16,570	$838	$—	$90,337
Casino Rouge	23,650	6,444	217	—	30,311
Casino Magic – Bay St. Louis	12,333	9,586	499	—	22,418
Boomtown Biloxi – Biloxi	9,766	5,319	200	—	15,285
Bullwhackers	1,626	1,006	42	—	2,674
Casino Rama Management Contract	12,343	—	—	—	12,343
Penn National Race Course and OTWs	4,510	1,535	—	—	6,045
Earnings from Pennwood Racing, Inc.	—	—	—	1,825	1,825
Hollywood Casino – Aurora (1)	54,547	8,393	(14)	—	62,926
Hollywood Casino – Tunica (1)	11,041	5,684	44	—	16,769
Corporate overhead	(26,210)	2,934	180	—	(23,096)
Total	$176,535	$57,471	$2,006	$1,825	$237,837

(1)          Hollywood Casino – Aurora, Hollywood Casino – Tunica and Hollywood Casino – Shreveport were acquired by Penn National Gaming on March 3, 2003 and accounted for as of March 1, 2003.  Hollywood Casino – Shreveport is accounted for as a discontinued operation effective April 1, 2004.

-income statement follows-

PENN NATIONAL GAMING, INC. AND SUBSIDIARIES

Summary Consolidated Statement Of Income

(In thousands, except per share data) (unaudited)

	Three Months Ended		Twelve Months Ended
	December 31		December 31,
	2004	2003	2004	2003
Revenues:
Gaming	$240,923	$222,970	$992,088	$871,218
Racing	11,589	11,982	49,948	52,075
Management service fee	4,327	3,856	16,277	13,726
Food, beverage, and other revenue	36,056	33,771	147,991	131,915
Gross revenues	292,895	272,579	1,206,304	1,068,934
Less: Promotional allowances	(16,207)	(15,190)	(65,615)	(55,936)

Net revenues	276,688	257,389	1,140,689	1,012,998

Operating Expenses:
Gaming	132,931	121,654	544,746	475,407
Racing	8,950	9,660	38,997	41,752
Food, beverage, and other expenses	24,557	23,187	97,712	92,663
General and administrative	43,978	45,387	179,669	169,170
Depreciation and amortization	16,372	15,920	65,785	57,471
Total operating expenses	226,788	215,808	926,909	836,463

Income from continuing operations	49,900	41,581	213,780	176,535

Other income (expense):
Interest expense	(18,130)	(20,106)	(75,720)	(76,616)
Interest income	794	381	2,093	1,649
Earnings from joint venture	337	192	1,634	1,825
Other	404	(1,250)	(392)	(1,899)
Loss on change in fair value of interest rate swaps	—	—	—	(527)
Loss on early extinguishment of debt	(3,767)	—	(3,767)	(1,310)
Total other expenses	(20,362)	(20,783)	(76,152)	(76,878)

Income from continuing operations before income taxes	29,538	20,798	137,628	99,657

Taxes on income	10,738	7,728	50,288	37,463

Net income from continuing operations	18,800	13,070	87,340	62,194

(Loss) from discontinued operations, net of taxes	(1,935)	(3,878)	(15,856)	(10,723)

Net income	$16,865	$9,192	$71,484	$51,471

Earnings per share - basic:
Income from continuing operations	$0.46	$0.33	$2.17	$1.57
Discontinued operations, net of taxes	(0.05)	(0.10)	(0.39)	(0.27)
Basic net income per share	$0.41	$0.23	$1.78	$1.30

Earnings per share - diluted:
Income from continuing operations	$0.44	$0.32	$2.09	$1.54
Discontinued operations, net of taxes	(0.04)	(0.09)	(0.38)	(0.27)
Diluted net income per share	$0.40	$0.23	$1.71	$1.27

Weighted shares outstanding:
Basic	40,669	39,250	40,255	39,473
Diluted	42,284	40,457	41,754	40,612

Reconciliation of Non-GAAP Measures to GAAP

EBITDA or earnings before interest, taxes, depreciation and amortization, loss on change in fair value of interest rate swaps and gain/loss on disposal of assets and inclusive of earnings from joint venture, is not a measure of performance or liquidity calculated in accordance with generally accepted accounting principles.  EBITDA information is presented as a supplemental disclosure because management believes that it is a widely used measure of such performance in the gaming industry.  In addition, management uses EBITDA as the primary measure of the operating performance of its properties, including the evaluation of operating personnel.  EBITDA should not be construed as an alternative to operating income, as an indicator of the Company’s operating performance, or as an alternative to cash flows from operating activities, as a measure of liquidity, or as any other measure of performance determined in accordance with generally accepted accounting principles.  The Company has significant uses of cash flows, including capital expenditures, interest payments, taxes and debt principal repayments, which are not reflected in EBITDA.  It should also be noted that other gaming companies that report EBITDA information may calculate EBITDA in a different manner than the Company.  Adjusted diluted earnings per share is presented solely as a supplemental disclosure because management believes that it is a widely used measure of performance and a principal basis for the valuation of gaming companies, as this measure is considered by many to be a better measure of the Company’s operating results than diluted net income per share (GAAP).  A reconciliation of the Company’s EBITDA to net income (GAAP), as well as the Company’s EBITDA to income from continuing operations (GAAP), is included in the financial schedules accompanying this release.

A reconciliation of each property’s EBITDA to income from continuing operations is included in the financial schedules accompanying this release.  On a property level, EBITDA is reconciled to income from continuing operations (GAAP), rather than net income (GAAP), because of, among other things, the impracticability of allocating interest expense, interest income, income taxes and certain other items to the Company’s various properties on a property by property basis.  Management believes that this presentation is more meaningful to investors in evaluating the performance of the Company’s individual properties and is consistent with the reporting of other gaming companies.

Penn National is hosting a conference call and simultaneous webcast at 10:00 am EST today, both of which are open to the general public.  The conference call number is 212/896-6009 or 415/904-7342; please call five minutes in advance to ensure that you are connected prior to the presentation.  Questions and answers will be reserved for call-in analysts and investors.  Interested parties may also access the live call on the Internet at www.fulldisclosure.com; allow 15 minutes to register and download and install any necessary software.  Following its completion, a replay of the call can be accessed until February 17, by dialing 800/633-8284 or 402/977-9140 (international callers).  The access code for the replay is 21228148.  A replay of the call can also be accessed for thirty days on the Internet via www.fulldisclosure.com.  This press release, which includes financial information to be discussed by management during the conference call and disclosure and reconciliation of non-GAAP financial measures, is available on the Company’s web site, www.pngaming.com in the “Recent News” section.

About Penn National Gaming

Penn National Gaming owns and operates casino and horse racing facilities with a focus on slot machine entertainment.  The Company presently operates eleven facilities in nine jurisdictions including West Virginia, Illinois, Louisiana, Mississippi, Pennsylvania, New Jersey, Colorado, Maine and Ontario.  In aggregate, Penn National’s facilities feature over 13,000 slot machines, 260 table games, 1,286 hotel rooms and 417,000 square feet of gaming floor space.

The company is currently in the process of completing the disposition of the Shreveport, Louisiana Hollywood Casino. In November 2004, Penn National Gaming agreed to acquire all of the outstanding shares of Argosy Gaming Company, which it expects to complete in the second half of 2005.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Actual results may vary materially from expectations. Although the Company believes that its expectations are based on reasonable assumptions within the bounds of its knowledge of its business and operations, there can be no assurance that actual results will not differ materially from the Company’s expectations.  Meaningful factors which could cause actual results to differ from expectations include, but are not limited to, risks related to the following: the passage of state, federal or local legislation that would expand, restrict, further tax or prevent gaming operations in the jurisdictions in which we do business; our ability to successfully complete the proposed acquisition of Argosy Gaming Company and to successfully integrate its operations; the activities of our competitors; increases in our effective rate of taxation at any of our properties or at the corporate level; successful completion of capital projects at our gaming and pari-mutuel facilities; the existence of attractive acquisition candidates and the costs and risks involved in the pursuit of those acquisitions; our ability to maintain regulatory approvals for our existing businesses and to receive regulatory approvals for our new businesses (including without limitation the issuance of final operators’ licenses in Maine and Pennsylvania); delays in the process of finalizing gaming regulations and the establishment of related governmental infrastructure in Pennsylvania and Maine; the maintenance of agreements with our horsemen and pari-mutuel clerks; our dependence on key personnel; the impact of terrorism and other international hostilities; the availability and cost of financing; the outcome and financial impact from the event of default under the indentures governing the Hollywood Casino Shreveport notes and other factors as discussed in the Company’s filings with the United States Securities and Exchange Commission. In addition, consummation of Penn National’s acquisition of Argosy Gaming is subject to several conditions including the approval of various governmental entities, including certain gaming regulatory authorities to which the Companies are subject.  Furthermore, the Company does not intend to update publicly any forward-looking statements except as required by law.  The cautionary advice in this paragraph is permitted by the Private Securities Litigation Reform Act of 1995.

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